EIGHTH AMENDMENT

TO

GENERAL AGENT SALES AGREEMENT

This EIGHTH AMENDMENT TO GENERAL AGENT SALES AGREEMENT, dated as of November 1, 2019 is by and between MONY LIFE INSURANCE COMPANY OF AMERICA, an Arizona life insurance company (“MONY America”), and AXA NETWORK, LLC, a Delaware limited liability company (“General Agent”).

MONY America and General Agent hereby modify and amend the General Agent Sales Agreement, dated as of June 6, 2005, between MONY America and General Agent (as previously amended, the “Sales Agreement”) to amend and restate Schedule 1 of Exhibit A of the Sales Agreement to reflect: (i) the replacement of the Incentive Life Optimizer® III product with the VUL OptimizerSM S160 product for product sales after the date of this Amendment; (ii) the replacement of the Incentive Life Legacy® III product with the VUL LegacySM S160 product; and (iii) additional clean-up revisions to more accurately reflect the marketing names of the current product suite.

Except as modified and amended hereby, the Sales Agreement is in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Eighth Amendment to General Agent Sales Agreement to be duly executed and delivered as of the day and year first above written.

MONY LIFE INSURANCE COMPANY OF AMERICA		AXA NETWORK, LLC
By:		By:
Name:	Anders Malmstrom	Name:	Frank Massa
Title:	Senior Executive Director	Title:	President and Chief Executive Officer
and Chief Financial Officer

654942	1

EXHIBIT A

AMENDED AND RESTATED SCHEDULE 1

EFFECTIVE AS OF NOVEMBER 1, 2019

General Agent Compensation for Life Insurance Sales and Servicing

This Amended and Restated Schedule 1 of Exhibit A is effective as of the date set forth above and is attached to and made part of the General Agent Sales Agreement dated June 6, 2005 by and between MONY Life Insurance Company of America and AXA Network, LLC.

Compensation to General Agent in connection with the sale and servicing of life insurance policies will be calculated on a policy by policy basis. Total compensation to General Agent in respect of the sale and servicing of each life insurance policy will be a percentage of the premiums received by MONY America and, where applicable, fund-based basis points in respect of such policy as more particularly set forth in the following tables:

Commissions on renewals and 2014 and later Sales of Individual Permanent Life Insurance Products (other than Incentive Life Optimizer® III and VUL OptimizerSM Series 160):

Type of Premium	Percentage
MONY VUL
First policy year up to Target	110.0%
Excess Premiums (Policy Year 1)	4.0%
Renewals[1]	5.0%
Asset Based Trailer	0.0%

MONY ISWL
First policy year up to Target	110.0%
Excess Premiums (Policy Year 1)	4.0%
Renewals[1]	4.0%

Group UL
First Policy Year up to Target	110%
Excess Premiums (Policy Year 1)	4.0%
Renewals[1]	4.8%

[1]	Policy Year 2 and later.

654942	2

Exhibit A

Amended and Restated Schedule 1

Effective as of November 1, 2019

Type of Premium	Percentage
Corporate Owned Life Insurance
First Policy Year up to Target	30.8%
Excess Premiums (Policy Year 1)	13.6%
Renewals[2]	15.0%
Asset Based Trailer[2]	0.20%[3]

Bank Owned Life (BOLI)
Single Premium	5.0%
Asset Based Trailer[2]	0.25%[3]

Incentive Life Legacy® II and III and VUL LegacySM Series 160
First Policy Year up to Target	99.0%
Excess Premiums (Policy Year 1)	8.5%
Renewals for Policy Year 2-5	5.8%
Renewals for Policy Year 6-10	3.8%
Renewals for Policy Year 11 +	2.5%

Athena IUL 153
First Policy Year up to Target	99.0%
Excess Premiums (Policy Year I)	8.5%
Renewals for Policy Year 2-5	8.0%
Renewals for Policy Year 6+	3.0%

IUL Protect and BrightLife® IUL and SIUL
First policy year up to Target	99.0%
Excess Premiums (Policy Year 1)	8.5%
Renewals for Policy Year 2-5	5.0%
Renewals for Policy Year 6-10	3.0%
Renewals for Policy Year 11 +
BrightLife® Protect and IUL Protect	1.0%
BrightLife® Grow	2.0%

All Other MLOA Products
First Policy Year up to Target	110.0%
Excess Premiums (Policy Year 1)	4.0%
Renewals[2]	5.0%
Asset Based Trailer	0.0%

[2]	Policy Year 2 and later.
[3]	Based on unloaned policy account value.

654942	3

Exhibit A

Amended and Restated Schedule 1

Effective as of November 1, 2019

Commissions on renewals and 2014 and later sales of Individual Term Life Insurance Products:

Type of Premium	Percentage
First Year	99.0%
One Year Term Life (Including all Term One and BrightLife Term One Series)	10% (5% for issue ages 80 and above)

Renewals for Simplified Issue Term
Policy Year 2-5
Term 1QSM	0.25%
Term 15SM	0.25%
Term 20SM	0.25%

Renewals for Term Series 156
Policy Year 2-5
Term lOSM	7.0%
Term 15SM	10.5%
Term 20SM	14.25%
ARTSM	7.65%
Policy Year 6-10
Term lOSM	0.0%
Term DSM	1.0%
Term 2QSM	1.0%
ARTSM	3.15%

Commissions on In-force Permanent Life Insurance Products (other than COLI, BOLI, Incentive Life Legacy® II and III, VUL LegacySM Series 160, Incentive Life Optimizer® III, VUL OptimizerSM Series 160, Athena IUL 153, and IUL Protect and BrightLife® IUL and SIUL):

Type of Premium	Percentage
Renewals[4]	5.0%
Asset Based Trailer	0.0%

[4]	Policy Year 2 and later.

654942	4

Exhibit A

Amended and Restated Schedule 1

Effective as of November 1, 2019

Commissions on In-force COLI:

Type of Premium	Percentage
Renewals[5]	15.0%
Asset Based Trailer[4]	0.20%[6]

Commissions on In-force BOLI:

Type of Premium	Percentage
Asset Based Trailer[4]	0.25%[5]

Commissions on In-force Term Life Insurance Products:

Type of Premium	Percentage
Renewals[7]	3.0%
Renewals[8]	0.0%

Commissions on Incentive Life Optimizer® III and VUL OptimizerSM Series 160

Type of Premium	Percentage
Heaped Compensation
First Policy Year up to Target	99.0%
Excess Premiums (Policy Year 1)	8.5%
Renewals for Policy Year 2-5	5.8%
Renewals for Policy Year 6-10	3.8%
Renewals for Policy Year 11+	2.5%
Asset Based Commissions on Unloaned Account Value (Policy Year 11 et seq.)	10 bps

Semi-Heaped Compensation
First Policy Year up to Target	58.7%
Excess Premiums (Policy Year 1)	8.5%
Renewals for Policy Year 2-5 (up to Target)	15.0%

[5]	Policy Year 2 and later.
[6]	Based on unloaned policy account value.
[7]	Applies to policies issued prior to 7/29/02.
[8]	Applies to policies issued on or after 7/29/02.

654942	5

Exhibit A

Amended and Restated Schedule 1

Effective as of November 1, 2019

Renewals for Policy Year 2-5 (Excess Premiums)	7.0%
Renewals for Policy Year 6-7 (up to Target)	13.0%
Renewals for Policy Year 6-7 (Excess Premiums)	5.0%
Renewals for Policy Year 8-10	2.0%
Renewals for Policy Year 11+	1.5%
Asset Based Commissions on Unloaned Account Value (Policy Year 8 et seq.)	30 bps

Liquidity Rider Compensation (only applies to Incentive Life Optimizer® III, not to VUL Optimizer Series 160)
First Policy Year up to Target	36.7%
Excess Premiums (Policy Year 1)	8.5%
Renewals for Policy Year 2-5 (up to Target)	8.0%
Renewals for Policy Year 2-5 (Excess Premiums)	7.0%
Renewals for Policy Year 6-7 (up to Target)	6.0%
Renewals for Policy Year 6-7 (Excess Premiums)	5.0%
Renewals for Policy Year 8-10	2.0%
Renewals for Policy Year 11+	1.5%
Asset Based Commissions on Unloaned Account Value (Policy Year 8 et seq.)	30 bps

654942	6